                                                                                                            EXHIBIT 12.2
                                                                                                                  Page 1


                                                OHIO EDISON COMPANY

                                  CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                                                                            Year Ended December 31,
                                                               -----------------------------------------------------
                                                                 1999        2000       2001       2002       2003
                                                               --------     -------    -------    -------    -------
                                                                               (Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................  $297,689    $336,456    $350,212   $356,159   $292,925
   Interest and other charges, before reduction for
     amounts capitalized.....................................   225,358     211,364     187,890    144,170    116,868
   Provision for income taxes................................   191,835     212,580     239,135    255,915    241,173
   Interest element of rentals charged to income (a).........   113,804     109,497     104,507    102,469    107,611
                                                               --------    --------   ---------  ---------  ---------
     Earnings as defined.....................................  $828,686    $869,897    $881,744   $858,713   $758,577
                                                               ========    ========    ========   ========   ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt................................  $178,217    $165,409    $150,632   $119,123   $ 91,068
   Other interest expense....................................    31,971      31,451      22,754     14,598     22,069
   Subsidiaries' preferred stock dividend requirements.......    15,170      14,504      14,504     10,449      3,731
   Adjustments to subsidiaries' preferred stock dividends
     to state on a pre-income tax basis......................     2,770       2,296       2,481      2,661      3,014
   Interest element of rentals charged to income (a).........   113,804     109,497     104,507    102,469    107,611
                                                               --------    --------    --------   --------   --------
     Fixed charges as defined................................  $341,932    $323,157    $294,878   $249,300   $227,493
                                                               ========    ========    ========   ========   ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED
   CHARGES ..................................................      2.42        2.69        2.99       3.44       3.33
                                                                   ====        ====        ====       ====       ====

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                                        91

                                                                                                                   EXHIBIT 12.2
                                                                                                                         Page 2


                                                OHIO EDISON COMPANY

                                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
                            PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                                                  Year  Ended December 31,
                                                                  -------------------------------------------------------------
                                                                    1999          2000          2001         2002         2003
                                                                  --------      --------      --------     --------     -------
                                                                                       (Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items...........................   $297,689      $336,456      $350,212     $356,159     $292,925
   Interest and other charges, before reduction for
     amounts capitalized.......................................    225,358       211,364       187,890      144,170      116,868
   Provision for income taxes..................................    191,835       212,580       239,135      255,915      241,173
   Interest element of rentals charged to income (a)...........    113,804       109,497       104,507      102,469      107,611
                                                                  --------      --------      --------     --------     --------
     Earnings as defined.......................................   $828,686      $869,897      $881,744     $858,713     $758,577
                                                                  ========      ========      ========     ========     ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
   STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest on long-term debt..................................   $178,217      $165,409      $150,632     $119,123     $ 91,068
   Other interest expense......................................     31,971        31,451        22,754       14,598       22,069
   Preferred stock dividend requirements.......................     26,717        25,628        25,206       16,959        6,463
   Adjustments to preferred stock dividends
     to state on a pre-income tax basis........................      9,859         8,976         9,412        7,034        5,264
   Interest element of rentals charged to income (a)...........    113,804       109,497       104,507      102,469      107,611
                                                                  --------      --------      --------     --------     --------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis)............   $360,568      $340,961      $312,511     $260,183     $232,475
                                                                  ========      ========      ========     ========     ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS) .....................................      2.30           2.55          2.82         3.30         3.26
                                                                     ====           ====          ====         ====         ====

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.


                                                        92